UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2009

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 15, 2009, dELiA*s, Inc. (the “Company”) and certain of its wholly-owned subsidiaries (the “Subsidiaries”) entered into a Third Amendment (the “Third Amendment”) to the Second Amended and Restated Loan and Security Agreement (as amended, the “Credit Facility”) with Wells Fargo Retail Finance II, LLC, extending the maturity date of the Credit Facility until June 2, 2009. The Credit Facility provides for extensions of credit for the general corporate purposes of the Company and the Subsidiaries in the form of revolving loans and letters of credit in a combined amount not to exceed $30,000,000, with a $15,000,000 sublimit for the issuance of letters of credit.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the text of the Third Amendment, a copy of which is being filed as Exhibit 10.01 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.01	Third Amendment to the Second Amended and Restated Loan and Security agreement dated May 15, 2009 among dELiA*s, Inc., certain of its subsidiaries, and Wells Fargo Retail Finance II, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.

(Registrant)

Date: May 15, 2009	By:	/s/ David J. Dick
David J. Dick, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.01	Third Amendment to the Second Amended and Restated Loan and Security Agreement dated May 15, 2009 among dELiA*s, Inc., certain of its subsidiaries, and Wells Fargo Retail Finance II, LLC.

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